Exhibit 99.1

Execution Version

J.P. MORGAN SECURITIES LLC

SEMTECH CORPORATION

1.625% Convertible Senior Notes due 2027

Purchase Agreement

October 6, 2022

J.P. Morgan Securities LLC

  As Representative of the

  several Initial Purchasers listed

  in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Semtech Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”) $300,000,000 principal amount of its 1.625% Convertible Senior Notes due 2027 (the “Underwritten Notes”) and, at the option of the Initial Purchasers, up to an additional $37,500,000 principal amount of its 1.625% Convertible Senior Notes due 2027 (the “Option Notes”) if and to the extent that the Initial Purchasers shall have determined to exercise the option to purchase such 1.625% Convertible Senior Notes due 2027 granted to the Initial Purchasers in Section 2 hereof.  The Underwritten Notes and the Option Notes are herein referred to as the “Notes”. The Notes will be convertible into cash up to the aggregate principal amount of such Notes and cash, shares (the “Underlying Securities”) of common stock of the Company, par value $0.01 per share (the “Common Stock”) or a combination of cash and shares of Common Stock, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of such Notes being converted in accordance with the terms of the Notes and the Indenture (as defined below).  The Notes will be issued pursuant to an Indenture to be dated as of October 12, 2022 (the “Indenture”), among the Company, the guarantors listed in Schedule 2 hereto (the “Guarantors”) and U.S. Bank Trust Company, N.A., as trustee (the “Trustee”).

The obligations of the Company in respect of the Notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Guarantors pursuant to the terms of the Indenture and the guarantees included therein (the “Guarantees” and, together with the Notes, the “Securities”).

In connection with the offering of the Underwritten Notes, the Company is separately entering into convertible note hedge transactions and warrant transactions with one or more of the Initial Purchasers or their respective affiliates and/or other financial institutions (each, a “Call Spread Counterparty”), in each case pursuant to a convertible note hedge confirmation (each, a “Base Bond Hedge Confirmation”) and a warrant confirmation (each, a “Base Warrant Confirmation”), respectively, each dated the date hereof (the Base Bond Hedge Confirmations and the Base Warrant Confirmations, collectively, the “Base Call Spread Confirmations”), and in connection with the issuance of any Option Notes, the Company and each of the Call Spread Counterparties may enter into an additional convertible note hedge transaction and an additional warrant transaction, in each case pursuant to an additional convertible note hedge confirmation (an “Additional Bond Hedge Confirmation”) and an additional warrant confirmation (an “Additional Warrant Confirmation”), respectively, each to be dated the date on which the option granted to the Initial Purchasers pursuant to Section 2(a) to purchase such Option Notes is exercised (the Additional Bond Hedge Confirmations and the Additional Warrant Confirmations, collectively, the “Additional Call Spread Confirmations” and, together with the Base Call Spread Confirmations, the “Call Spread Confirmations”).

The Securities are being issued and sold in connection with the proposed acquisition (the “Acquisition”) by the Company of Sierra Wireless, Inc., a Canadian corporation (the “Target”), pursuant to the Arrangement Agreement, dated as of August 2, 2022 (the “Acquisition Agreement”), by and between the Company, the Target and 13548597 Canada Inc., a Canadian corporation.  The Company intends to use the net proceeds from the offering of the Securities to pay the cost of the convertible note hedge transactions and fund a portion of the purchase price for the Acquisition.

The Company and the Guarantors hereby confirm their agreement with the several Initial Purchasers concerning the purchase and sale of the Securities, as follows:

1.  Offering Memorandum and Transaction Information.  The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom.  The Company has prepared a preliminary offering memorandum dated October 6, 2022 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company, the Guarantors and the Securities.  Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (this “Agreement”).  The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement.  References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document, or section of any document, incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any documents filed with the Securities and Exchange Commission (the “Commission”) after such date and incorporated by reference therein.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

2.  Purchase and Resale of the Securities.  (a)  The Company agrees to issue and sell the Underwritten Notes to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Underwritten Notes set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 97.0% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from October 12, 2022 to the Closing Date (as defined below).

In addition, the Company agrees to issue and sell the Option Notes to the several Initial Purchasers as provided in this Agreement, and the Initial Purchasers, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Notes at the Purchase Price plus accrued interest, if any, from October 12, 2022 to the date of payment and delivery for such Option Notes.

If any Option Notes are to be purchased, the principal amount of Option Notes to be purchased by each Initial Purchaser shall be the principal amount of Option Notes which bears the same ratio to the aggregate principal amount of Option Notes being purchased as the principal amount of Underwritten Securities set forth opposite the name of such Initial Purchaser in Schedule 1 hereto (or such amount increased as set forth in Section 10 hereof) bears to the aggregate principal amount of Underwritten Securities being purchased from the Company by the several Initial Purchasers, subject, however, to such adjustments to eliminate Securities in denominations other than $1,000 as the Representative in its sole discretion shall make.

The Initial Purchasers may exercise the option to purchase the Option Notes at any time in whole, or from time to time in part, by written notice from the Representative to the Company; provided that any Additional Closing Date (as hereinafter defined) must occur during the thirteen calendar day period from, and including, the Closing Date (as hereinafter defined).  Such notice shall set forth the aggregate principal amount of Option Notes plus accrued interest as to which the option is being exercised and the date and time when the Option Notes are to be delivered and paid for which, subject to the next sentence, may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof).  Any such notice shall be given at least one business day prior to the date and time of delivery specified therein.

(b)  The Company and the Guarantors understand that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information.  Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)  it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a)  of Regulation D under the Securities Act (“Regulation D”);

(ii)  it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii)  it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A.

(c)  Each Initial Purchaser acknowledges and agrees that the Company and the Guarantors and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(g), counsel for the Company and the Guarantors and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above, and each Initial Purchaser hereby consents to such reliance.

(d)  The Company and the Guarantors acknowledge and agree that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e)   Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative in the case of the Underwritten Notes, at the offices of Simpson Thacher & Bartlett LLP (425 Lexington Avenue, New York, New York, 10017) at 10:00 A.M. New York City time on October 12, 2022, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing or, in the case of the Option Notes, on the date and at the time and place specified by the Representative in the written notice of the Initial Purchasers’ election to purchase such Option Notes (provided that any Additional Closing Date (as hereinafter defined) must occur during the thirteen calendar day period from, and including, the Closing Date (as hereinafter defined)).  The time and date of such payment for the Underwritten Notes is referred to herein as the “Closing Date” and the time and date for such payment for the Option Notes, if other than the Closing Date, is herein referred to as an “Additional Closing Date”.

Payment for the Securities to be purchased on the Closing Date or an Additional Closing Date, as the case may be, shall be made against delivery to the nominee of The Depository Trust Company (“DTC”), for the respective accounts of the several Initial Purchasers of the Securities to be purchased on such date of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company.  The Global Note will be made available for inspection by the Representative at the office of J.P. Morgan Securities LLC set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or any Additional Closing Date, as the case may be.

(f)  The Company and the Guarantors acknowledge and agree that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person.  Additionally, neither the Representative nor any other Initial Purchaser is advising the Company, the Guarantors or any other person as to any legal, tax, investment,  accounting or regulatory matters in any jurisdiction.  The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Representative or any Initial Purchaser of the Company, the Guarantors and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser and shall not be on behalf of the Company, the Guarantors or any other person.

3.  Representations and Warranties of the Company and the Guarantors.  The Company and the Guarantors, jointly and severally, represent and warrant to each Initial Purchaser that:

(a)  Preliminary Offering Memorandum.  The Preliminary Offering Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(b)  Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date and as of any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.  No statement of material fact included in the Offering Memorandum has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Offering Memorandum has been omitted therefrom.

(c)  Additional Written Communications.  The Company and the Guarantors (including their agents and representatives, other than the Initial Purchasers in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Guarantors or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) each electronic road show and any other written communications approved in writing in advance by the Representative.  Each such Issuer Written Communication does not conflict with the information contained in the Time of Sale Information, and when taken together with the Time of Sale Information, did not, and at the Closing Date and as of any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in such Issuer Written Communication, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(d)  Offering Memorandum.  As of the date of the Offering Memorandum and as of the Closing Date and as of any Additional Closing Date, as the case may be, the Offering Memorandum does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(e)  Incorporated Documents.  The documents incorporated by reference in the Offering Memorandum or the Time of Sale Information, when they were filed with the Commission conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and such documents did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)  Financial Statements.  The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Time of Sale Information and the Offering Memorandum present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles(“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby; the other financial information included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly, in all material respects, the information shown thereby; and except as disclosed therein, the pro forma financial information and the related notes thereto included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum have been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Time of Sale Information and the Offering Memorandum.

(g)  No Material Adverse Change.  Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum. To the knowledge of the Company, since the date of the Acquisition Agreement, no event, change or development has occurred and remains in effect that, individually or taken together with any other events, changes or developments that have occurred since the date of the

Acquisition Agreement and remain in effect, have had or are reasonably expected to have a Material Adverse Effect as defined in the Acquisition Agreement.

(h)  Organization and Good Standing.  The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their respective obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”).  The subsidiaries listed in Schedule 3 to this Agreement are the only significant subsidiaries of the Company.

(i)  Capitalization.  The Company has an authorized capitalization as set forth in the Time of Sale Information and the Offering Memorandum under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Time of Sale Information and the Offering Memorandum, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Time of Sale Information and the Offering Memorandum; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in each of the Time of Sale Information and the Offering Memorandum) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(j)  Stock Options.  With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii)

each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Global Select Market and any other exchange on which Company securities are traded, (iv) the per share exercise price of each Stock Option was equal to the fair market value of a share of Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company's filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinate the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(k)  Due Authorization.  Each of the Company and the Guarantors has full right, power and authority to execute and deliver this Agreement, the Indenture (including each Guarantee set forth therein), the Securities and the Call Spread Confirmations (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby or by the Time of Sale Information and the Offering Memorandum has been duly and validly taken.

(l)  The Indenture.   The Indenture has been duly authorized by the Company and each of the Guarantors and when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(m)  Purchase Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(n)  The Notes and the Guarantees.  The Notes to be issued and sold by the Company hereunder have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been issued and delivered as provided in the Indenture and paid for as provided herein, will be legal, valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(o)  Authorization of the Call Spread Confirmations.  The Base Call Spread Confirmations have been duly authorized, executed and delivered by the Company, and any Additional Call Spread Confirmations will, when executed, have been duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the Call Spread Counterparties, the Base Call Spread Confirmations are, and the Additional Call Spread Confirmations will be, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.

(p)  The Underlying Securities.  Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Notes will be convertible at the option of the holders thereof into cash up to the aggregate principal amount of such Notes and cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of such Notes being converted, in accordance with the terms of the Securities and the Indenture.  A number of  Underlying Securities equal to the product of (x) the number of Notes (assuming the Initial Purchasers exercise their option to purchase the Option Notes in full) and (y) the Conversion Rate (as such term is defined in the Indenture) (assuming the maximum increase to the Conversion Rate (as such term is defined in the Indenture) in connection with a Make-Whole Fundamental Change (as such term is defined in the Indenture) or Notice of Sale Price Redemption (as such term is defined in the Indenture)) (the “Maximum Number of Underlying Securities”) have been duly authorized and reserved for issuance upon conversion of the Notes and, when issued upon conversion of the Notes in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of any Underlying Securities will not be subject to any pre-emptive or similar rights.

(q)  The Warrant Securities.  The  maximum number of  shares of Common Stock initially issuable upon exercise and settlement or termination of the warrants issued pursuant to the Base Warrant Confirmations and any Additional Warrant Confirmations (the “Warrant Securities”) has been duly authorized and reserved and, when issued upon exercise and settlement or termination of such warrants in accordance with the terms of such warrants, will be validly issued, fully paid and  non-assessable,  and  the  issuance  of  such  Warrant  Securities  will  not  be  subject  to  any pre-emptive or similar rights.

(r)  Descriptions of the Transaction Documents.  Each Transaction Document conforms (or will conform) in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(s)  No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(t)  No Conflicts.  The execution, delivery and performance by the Company and the Guarantors of each of the Transaction Documents to which it is party, the issuance and sale of the Notes (including the issuance of any Underlying Securities upon conversion thereof) and the issuance of the Guarantees by the Guarantors and the consummation of the transactions contemplated by the Transaction Documents or the Time of Sale Information and the Offering Memorandum (including the consummation of the Acquisition) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule  or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(u)  No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and the Guarantors of each of the Transaction Documents to which it is party, the issuance and sale of the Notes (including the issuance of any Underlying Securities upon conversion thereof) by the Company and the issuance of the Guarantees by the Guarantors, as the case may be, or the consummation of the transactions contemplated by the Transaction Documents or the Time of Sale Information and the Offering Memorandum, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers.

(v)  Legal Proceedings.  Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may reasonably be expected to become the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others.

(w)  Independent Accountants.  (i) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries and (ii) to the knowledge of the Company, Ernst & Young LLP, who have certified certain financial statements of the Target and its subsidiaries, are each an independent registered public accounting firm with respect to the Company and its subsidiaries or the Target and its subsidiaries, as applicable, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(x)  Title to Real and Personal Property.  The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, charges, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(y)  Intellectual Property.  (i) The Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property Rights”) used in the conduct of their respective businesses, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) the Company and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any third party, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) the Company and its subsidiaries have not received any written claim or written notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights of a third party by the Company or its subsidiaries; and (iv) to the knowledge of the Company and the Guarantors, the Intellectual Property Rights owned by the Company and its subsidiaries are not being infringed, misappropriated or otherwise violated by any third party, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have taken commercially reasonable measures to maintain in confidence all trade secrets and confidential information comprising any part of the Intellectual Property Rights used in the conduct of their respective businesses.

(z)  No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company, any of its subsidiaries or, to the knowledge of the Company, the Target, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries or, to the knowledge of the Company, the Guarantors, the Target, on the other, that would be required by the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described in the each of Time of Sale Information and the Offering Memorandum.

(aa)  Investment Company Act.  None of the Company or the Guarantors is, and after giving effect to the offering and sale of the Securities (including the issuance of any Underlying Securities upon conversion thereof) and the application of the proceeds thereof as described in the Time of Sale Information and the Offering Memorandum and entry into the Call Spread Confirmations, will not be required to register as an “investment company” or an entity

“controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(bb)  Taxes.  The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except in any case in which the failure to pay such taxes or file such returns could not reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum, there is no tax deficiency that has been asserted against the Company or any of its subsidiaries or any of their respective properties or assets, other than any tax deficiency that is currently being contested in good faith and for which the Company and its subsidiaries have taken appropriate reserves as required by GAAP or as could not reasonably be expected to have a Material Adverse Effect.

(cc)  Licenses and Permits.  The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Information and the Offering Memorandum, except where the failure to possess or make the same would not reasonably be expected to have, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Time of Sale Information and the Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course.

(dd)  No Labor Disputes.  No material labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or the Guarantors, is contemplated or threatened and the Company and the Guarantors are not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party, except as would not reasonably be expected to have a Material Adverse Effect.

(ee)  Certain Environmental Matters.  (i) The Company and its subsidiaries (x) are in compliance with all, and, except as has been fully and finally resolved without further obligation, have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and, except as has been fully and finally resolved without further obligation, have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received written notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)  Compliance with ERISA.  (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA), and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through

(ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(gg)  Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(hh)  Accounting Controls.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the applicable requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Information and the Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Time of Sale Information and the Offering Memorandum, there are no material weaknesses in the Company’s internal controls.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ii)  eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Information and the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(jj)  Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as management of the Company believes are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(kk)  No Unlawful Payments.  Neither the Company nor any of its subsidiaries, nor any of their respective directors or officers nor, to the knowledge of the Company and the Guarantors, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under  the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any  rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ll)  Compliance with Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in a jurisdiction where the Company or any of its subsidiaries conducts business (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm)  No Conflicts with Sanctions Laws.  Neither the Company nor any of its subsidiaries,  directors or officers, nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury

(“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, HM Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject  or target of Sanctions, including, without limitation, Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(nn)  No Restrictions on Subsidiaries.  Except as disclosed in the Time of Sale Information and the Offering Memorandum, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(oo)  No Broker's Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

(pp)  Rule 144A Eligibility.  On the Closing Date and any Additional Closing Date, as the case may be, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Time of Sale Information, as of the Time of Sale, and the Offering Memorandum, as of its date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(qq)  No Integration.  Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(rr)  No General Solicitation.  None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(ss)  Securities Law Exemptions.  Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2(b) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder.

(tt)   No Stabilization.  None of the Company or any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(uu)  Margin Rules.  Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(vv)  Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Information and the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ww) Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(xx)  Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there have been no breaches, violations, outages or unauthorized uses of or accesses to the Company and its subsidiaries’ IT Systems or data (including Personal Data), nor any incidents under internal review or investigations relating to the same.  The Company and its subsidiaries are presently in material compliance with (i) all applicable worldwide laws and statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, and (ii) their internal policies and contractual obligations, in each case of (i) and (ii), relating to the privacy and security of IT Systems and Personal Data, including the creation, collection, receipt, acquisition, storage, maintenance, use, disclosure, transfer, transmission, disposition, retention, and processing of Personal Data, and to the security and protection of such IT Systems and Personal Data from unauthorized use, access, disclosure, acquisition, misappropriation or modification. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have taken all necessary actions to prepare to comply with all applicable laws and regulations with respect to Personal Data that have been announced as of the date hereof as becoming effective within 12 months after the date hereof.

(yy) Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company and, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(zz)  No Ratings.  There are no securities or preferred stock of or guaranteed by the Company, any of its subsidiaries or the Target that are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act.

(aaa)     Acquisition Agreement.  The Acquisition Agreement has been duly and validly authorized, executed and delivered by the Company and, to the knowledge of the Company, has been executed and delivered by the Target and the other parties thereto, and constitutes a valid and legally binding agreement enforceable against the Company and, to the knowledge of the Company, each other party thereto in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. To the knowledge of the Company, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the representations and warranties of the Target in the Acquisition Agreement were true and correct as of the date of the Acquisition Agreement, taking into account the qualifications set forth in the Acquisition Agreement, including the schedules thereto.

4.  Further Agreements of the Company and the Guarantors.  Each of the Company and the Guarantors, jointly and severally, covenants and agrees with each Initial Purchaser that:

(a)  Delivery of Copies.  The Company will deliver to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b)  Offering Memorandum, Amendments or Supplements.  Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representative reasonably objects.

(c)  Additional Written Communications.  Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company and the Guarantors will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d)  Notice to the Representative.  The Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence or development of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction, the initiation of any proceeding for such purpose, or if the Company gains knowledge of such, the threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, the Company will use reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)  Ongoing Compliance of the Offering Memorandum and Time of Sale Information.  (1) If at any time prior to the completion of the initial offering of the Securities (i) any event or development shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (or including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading.

(f)  Blue Sky Compliance.  If required by applicable law, the Company and the Guarantors will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)  Clear Market.  For a period of 45 days after the date of this Agreement, the Company and the Guarantors will not, without the prior written consent of the Representative, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (A) the Securities to be sold hereunder and any shares of Common Stock issuable upon conversion of the Notes, (B) any shares of Common Stock of the Company issued upon the exercise of an option or warrant or the vesting of a restricted stock unit granted under existing employee equity incentive plans referred to in the Time of Sale Information and the Offering Memorandum (including, without limitation, the Company’s 2017 Long-Term Equity Incentive Plan), (C) the grant of new awards (which may include options, restricted stock, restricted stock units or performance stock units) under the Company’s 2017 Long-Term Equity Incentive Plan, (D) the filing of a Registration Statement on Form S-8 with respect to shares of

Common Stock available for issuance or delivery under the Company’s 2017 Long-Term Equity Incentive Plan, or (E) the entry into the Call Spread Confirmations and the Company’s performance of its obligations and the exercise of its rights thereunder, including the issuance of any shares of Common Stock upon exercise and settlement or termination of the transactions under the Base Warrant Confirmations and any Additional Warrant Confirmations.

(i)  Use of Proceeds.  The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of Proceeds”.

(j)   No Stabilization.  The Company and the Guarantors will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(k)  Underlying Securities and Warrant Securities. The Company will reserve and keep available at all times, free of pre-emptive rights, (x) a number of shares of Common Stock equal to the Maximum Number of Underlying Securities for the purpose of enabling the Company to satisfy its obligations to issue the Underlying Securities upon conversion of the Securities and (y) the Warrant Securities.  The Company will use reasonable best efforts to cause the Maximum Number of Underlying Securities and the Warrant Securities to be listed on The Nasdaq Global Select Market (the “Exchange”).

(l)  Supplying Information.  While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities, prospective purchasers of the Securities designated by such holders and securities analysts, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(m)  DTC.   The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(n)  No Resales by the Company.  During the period from the Closing Date until one year after the Closing Date or any Additional Closing Date, if applicable, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act or otherwise in a transaction following which such Securities will not be “restricted securities” within the meaning of Rule 144 under the Securities Act.

(o)  No Integration.  Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(p)   No General Solicitation.  None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

5.  Certain Agreements of the Initial Purchasers.  Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum.

6.  Conditions of Initial Purchasers’ Obligations.  The obligation of each Initial Purchaser to purchase the Underwritten Notes on the Closing Date or the Option Notes on any Additional Closing Date, as the case may be as provided herein, is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)  Representations and Warranties.  The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date or any Additional Closing Date, as the case may be; and the statements of the Company and the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or any Additional Closing Date, as the case may be.

(b)  [Reserved.]

(c)  No Material Adverse Change.  No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or any Additional

Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d)  Officer's Certificate.  The Representative shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company, one additional senior executive officer of the Company who is satisfactory to the Representative and of each Guarantor who has specific knowledge of the Company’s or such Guarantor’s financial matters and is reasonably satisfactory to the Representative (i) confirming that such officers have carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied in all material aspects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e)  Comfort Letters.  On the date of this Agreement and on the Closing Date or any Additional Closing Date, as the case may be, Deloitte & Touche LLP and Ernst & Young LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to initial purchasers in private offerings with respect to the financial statements and certain financial information contained or incorporated by reference in the Time of Sale Information and the Offering Memorandum; provided, that the letter delivered on the Closing Date or any Additional Closing Date, as the case may be shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f)  Opinion and 10b-5 Statement of Counsel for the Company and the Guarantors.  Davis Polk & Wardwell LLP, counsel for the Company and the Guarantors, shall have furnished to the Representative, at the request of the Company and the Guarantors, their written opinion and 10b-5 statement, dated the Closing Date or any Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex C hereto.

(g)  Opinion and 10b-5 Statement of Counsel for the Initial Purchasers.  The Representative shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)  No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or any Additional Closing

Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(i)  Good Standing.  The Representative shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j)  DTC.  The Securities shall be eligible for clearance and settlement through DTC.

(k)  Exchange Listing.  An application for the listing of a number of shares of Common Stock equal to the sum of the Maximum Number of Underlying Securities and the Warrant Securities shall have been submitted to the Exchange.

(l)  Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the shareholders, officers and directors of the Company listed on Exhibit B hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or any Additional Closing Date, as the case may be.

(m)  Additional Documents.  On or prior to the Closing Date or any Additional Closing Date, as the case may be, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

Notwithstanding anything to the contrary herein, if the Acquisition is consummated prior to any Additional Closing Date, any references to “subsidiaries” within the representations and warranties of the Company and the Guarantors to be made as of such Additional Closing Date (including in any certificates to be delivered by the Company on such Additional Closing Date) shall be deemed not to include the Target or any of its subsidiaries.

7.  Indemnification and Contribution.

(a)  Indemnification of the Initial Purchasers.  Each of the Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in subsection (b) below.

(b)  Indemnification of the Company and the Guarantors.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, each of their respective directors, their officers and each person, if any, who controls the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information (including any of the other Time of Sale Information that has subsequently been amended), any Issuer Written Communication, any road show or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the following information in the Offering Memorandum furnished on behalf of each Initial Purchaser: the information under the caption “Plan of Distribution” in the third and fourth sentence of the sixth paragraph, the fourth and fifth sentence of the eighth paragraph and the twelfth paragraph, which for the avoidance of doubt relates to price stabilization and short positions.

(c)  Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the

Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, the Guarantors, their respective directors and officers and any control persons of the Company and the Guarantors shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)  Contribution.  If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand, and the Initial Purchasers, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors on the one hand, and the Initial Purchasers, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities.  The relative fault of the Company and the Guarantors on the one hand, and the Initial Purchasers, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and/or the Guarantors or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)  Limitation on Liability.  The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)  Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.  Effectiveness of Agreement.  This Agreement shall become effective as of the date first written above.

9.  Termination.  This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Notes, prior to any Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Global Select Market; (ii) trading of any securities issued or guaranteed by the Company or the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or any Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

10.  Defaulting Initial Purchaser.  (a)  If, on the Closing Date or any Additional Closing Date, as the case may be, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date or any Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes; provided that any such Additional Closing Date must occur during the thirteen calendar day period from, and including, the Closing Date after giving effect to such postponement.  As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or any Additional Closing Date, as the case may be does not exceed one-eleventh of the aggregate number of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the number of Securities that such Initial Purchaser agreed to purchase hereunder on such date plus such Initial Purchaser’s pro rata share (based on the number of Securities that such Initial Purchaser agreed to purchase on such date) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)   If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or any Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate principal amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Initial Purchasers to purchase Securities on any Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Initial Purchasers.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Guarantors, except that the Company and the Guarantors will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)  Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

11.  Payment of Expenses.  (a)  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company's and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) all expenses incurred by the Company and the Guarantors in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Maximum Number of Underlying Securities on the Exchange.

(b)  If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers (other than by reason of a default by any Initial Purchaser, provided that any non-defaulting Initial Purchasers shall be reimbursed according to this Section 11(b)) or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company and the Guarantors jointly and severally agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

12.  Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

13.  Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Initial Purchasers.

14.  Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act; and (d) the term "significant subsidiary" has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

16. Miscellaneous.  (a) Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk.  Notices to the Company and the Guarantors shall be given to it at 200 Flynn Road, Camarillo, California, 93012-8790, (fax: (805) 480-2157); Attention: Charles B. Ammann, Executive Vice President, Chief Legal Officer and Chief Environmental, Social and Governance (ESG) Officer.

(b)  Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)  Waiver of Jury Trial.  Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(d)  Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(d):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(e)  Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(f)  Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g)  Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(h)  Xtract Research LLC.  The Company and the Guarantors hereby agrees that the Initial Purchasers may provide copies of the Preliminary Offering Memorandum and the Final Offering Memorandum relating to the offering of the Securities and any other agreements or documents relating thereto, including, without limitation, trust indentures, to Xtract Research LLC (“Xtract”) following the completion of the offering for inclusion in an online research service sponsored by Xtract, access to which is restricted to “qualified institutional buyers” as defined in Rule 144A under the Securities Act.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

SEMTECH CORPORATION

By:	/s/ Emeka N. Chukwu
	Name:	Emeka N. Chukwu
	Title:	Executive Vice President and Chief Financial Officer

SEMTECH SAN DIEGO CORPORATION

By:	/s/ Emeka N. Chukwu
	Name:	Emeka N. Chukwu
	Title:	President and Chief Financial Officer

SEMTECH COLORADO, INC.

By:	/s/ Emeka N. Chukwu
	Name:	Emeka N. Chukwu
	Title:	President and Chief Financial Officer

SEMTECH NEW YORK CORPORATION

By:	/s/ Emeka N. Chukwu
	Name:	Emeka N. Chukwu
	Title:	President and Treasurer

SIERRA MONOLITHICS, INC.

By:	/s/ Emeka N. Chukwu
	Name:	Emeka N. Chukwu
	Title:	President and Chief Financial Officer

SEMTECH EV, INC.

By:	/s/ Emeka N. Chukwu
	Name:	Emeka N. Chukwu
	Title:	President, Chief Financial Officer and Treasurer

TRIUNE SYSTEMS, L.L.C.

By:	/s/ Emeka N. Chukwu
	Name:	Emeka N. Chukwu
	Title:	President and Chief Financial Officer

TRIUNE IP, LLC

By:	/s/ Emeka N. Chukwu
	Name:	Emeka N. Chukwu
	Title:	President and Chief Financial Officer

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the

several Initial Purchasers listed

in Schedule 1 hereto.

By:	/s/ Sudheer R. Tegulapalle
Authorized Signatory

Schedule 1

Initial Purchaser	Principal Amount

J.P. Morgan Securities LLC	$279,000,000
BNP Paribas Securities Corp.	$10,500,000
U.S. Bancorp Investments, Inc.	$10,500,000
Total	$300,000,000

Schedule 2

Subsidiary Guarantors

Semtech San Diego Corporation

Semtech Colorado, Inc.

Semtech New York Corporation

Sierra Monolithics,  Inc.

Semtech EV, Inc.

Triune Systems, L.L.C.

Triune IP, LLC

Schedule 3

Significant Subsidiaries

Semtech EMEA Ltd

Semtech (International) AG

Semtech Canada Corporation

Semtech Japan GK

Annex A

a.  Time of Sale Information

List each document provided as an amendment or supplement to be included in the Time of Sale Information

Term sheet containing the terms of the Securities, substantially in the form of Annex B.

Annex B

Semtech Corporation

Pricing Term Sheet

PRICING TERM SHEET	STRICTLY CONFIDENTIAL

DATED October 6, 2022

SEMTECH CORPORATION

$300,000,000

1.625% CONVERTIBLE SENIOR NOTES DUE 2027

The information in this pricing term sheet supplements Semtech Corporation’s preliminary offering memorandum, dated October 6, 2022 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum, including all other documents incorporated by reference therein. References to “we,” “our” and “us” refer to Semtech Corporation and not to its consolidated subsidiaries. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars. The offering was upsized from the previously announced offering of $250 million aggregate principal amount of Notes.

Issuer:	Semtech Corporation, a Delaware corporation.

Securities:	1.625% Convertible Senior Notes due 2027 (the “Notes”).

Guarantees:	The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of our current and future direct and indirect wholly-owned domestic subsidiaries that guarantee our borrowings under our Credit Agreement. See “Description of notes—Guarantees” in the Preliminary Offering Memorandum.

Ticker/Exchange for Our Common Stock (“common stock”):	“SMTC” / The Nasdaq Global Select Market.

Principal Amount:	$300,000,000.

Option to Purchase Additional Notes:	$37,500,000.

Denominations:	$1,000 and integral multiples of $1,000 in excess thereof.

Ranking:	Senior unsecured.

Maturity:	November 1, 2027, unless earlier converted, redeemed or repurchased.

Interest and Interest Payment Dates:	1.625% per year. Interest will accrue from October 12, 2022 and will be payable semiannually in arrears on May 1 and November 1 of each year, beginning on May 1, 2023.

Regular Record Dates:	April 15 and October 15 of each year, immediately preceding the May 1 and November 1 interest payment date, as the case may be.

Issue Price:	100% of principal, plus accrued interest, if any, from October 12, 2022 if settlement occurs after that date.

Last Reported Sale Price of Our Common Stock on the Nasdaq Global Select Market on October 6, 2022:	$29.23 per share.

Initial Conversion Rate:	26.8325 shares of our common stock per $1,000 principal amount of the Notes, subject to adjustment.

7

Initial Conversion Price:	Approximately $37.27 per share of our common stock, subject to adjustment.

Conversion Premium:	Approximately 27.5% above the last reported sale price of our common stock on the Nasdaq Global Select Market on October 6, 2022.

Settlement Method:	Cash up to the aggregate principal amount of the Notes to be converted and cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal amount of the Notes being converted, as described in the Preliminary Offering Memorandum.

Sale Price Redemption:

Except as described in “Acquisition Non-Occurrence Redemption” below, we may not redeem the Notes prior to November 5, 2025. On or after November 5, 2025, we may redeem for cash all or any portion of the Notes (subject to the partial redemption limitation described below), at our option, if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (any such redemption, a “sale price redemption”). If we redeem less than all the outstanding Notes in a sale price redemption, at least $75 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of the relevant redemption notice date (the “partial redemption limitation”). See “Description of notes—Optional redemption—Optional redemption on or after November 5, 2025” in the Preliminary Offering Memorandum.

Acquisition Non-Occurrence Redemption:

If the Acquisition of Sierra Wireless has not closed as of the close of business on March 3, 2023, or if, before such time, the Arrangement Agreement is terminated or we reasonably determine in good faith that the Acquisition will not be consummated, we may, at our option, redeem all (but not less than all) of the Notes on a redemption date on or prior to July 3, 2023, in cash at a redemption price equal to 101% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date, plus a “premium” (as defined below), if any.

“initial conversion value” per $1,000 principal amount of Notes means, $784.31, which is equal to the product of (i) the Initial Conversion Rate and (ii) the last reported sale price of our common stock on the Nasdaq Global Select Market on October 6, 2022.

“premium” means an amount per $1,000 principal amount of Notes equal to 80% of the excess, if any, of the redemption conversion value over the initial conversion value.

“redemption conversion value” means, with respect to any Acquisition non-occurrence redemption, the sum of the daily conversion values for each trading day in the observation period for such Acquisition non-occurrence redemption.

See “Description of notes—Optional redemption—Optional redemption if the Acquisition is not consummated” in the Preliminary Offering Memorandum.

Fundamental Change:	If we undergo a “fundamental change” (as defined in the Preliminary Offering Memorandum under “Description of notes—Fundamental change permits holders to require us to repurchase notes”), subject to certain conditions and except as described in the Preliminary Offering Memorandum, holders may require us to repurchase for cash all or any portion of their Notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of notes—Fundamental change permits holders to require us to repurchase notes” in the Preliminary Offering Memorandum.

Book-Running Manager:	J.P. Morgan Securities LLC.

Co-Managers:	BNP Paribas Securities Corp. U.S. Bancorp Investments, Inc.

Pricing Date:	October 6, 2022.

Trade Date:	October 7, 2022.

Expected Settlement Date:	October 12, 2022 (T+2).

Offering Format:	144A for life.

CUSIP Number (144A):	816850 AE1.

ISIN (144A):	US816850AE12.

Listing:	None.

Use of Proceeds:

We estimate that the net proceeds from the offering of the Notes will be approximately $290.0 million (or approximately $326.4 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by us.

We have entered into convertible note hedge transactions with an affiliate of one of the initial purchasers of the Notes and another financial institution (the “option counterparties”). We have also entered into warrant transactions with the option counterparties. We intend to use approximately $27.8 million of the net proceeds from the offering of the Notes to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to us from the sale of the warrant transactions). We expect to use the remainder of the net proceeds of the offering of the Notes, together with proceeds from borrowings under the New Term Loan, proceeds from borrowings under the Revolving Credit Facility and available cash and cash equivalents, to finance the purchase price for Sierra Wireless and to pay related fees and expenses in connection with the Acquisition. If the Acquisition is not consummated, the net proceeds of the offering of the Notes will be used to either fund a portion of the redemption price for the Notes or for general corporate purposes. See “Use of proceeds” in the Preliminary Offering Memorandum.

If the initial purchasers exercise their option to purchase additional Notes, we expect to sell additional warrants to the option counterparties and use a portion of the net proceeds from the sale of the additional Notes, together with the proceeds from the additional warrants, to enter into additional convertible note hedge transactions with the option counterparties.

Convertible Note Hedge and Warrant Transactions:

In connection with the pricing of the Notes, we have entered into convertible note hedge transactions with the option counterparties. We have also entered into warrant transactions with the option counterparties whereby we have sold to the option counterparties warrants to purchase, subject to customary adjustments, up to the same number of shares of our common stock underlying the Notes, with a strike price of $51.1525 (which represents a premium of approximately 75.0% over the last reported sale price of our common stock on the Nasdaq Global Select Market on October 6, 2022), subject to customary anti-dilution adjustments.

Changes from Preliminary Offering Memorandum:

In addition to the information set forth above, the Preliminary Offering Memorandum will be updated to reflect that the aggregate amount of Notes being issued is being upsized from $250,000,000 to $300,000,000 (and other information is deemed to have changed to the extent affected thereby). The table below sets forth the revised estimated sources and uses of funds in connection with the Transactions, assuming they occurred on July 31, 2022 (refer to the corresponding table in the Preliminary Offering Memorandum for additional footnotes and information). Corresponding changes are deemed to be made wherever else applicable in the Preliminary Offering Memorandum.

	(Dollars in millions)		(Dollars in millions)
Sources of Funds:		Uses of Funds:
Notes offered hereby	$ 300	Acquisition purchase price	$ 1,286
New Term Loan	895	Repayment of existing debt of Sierra Wireless	57
Revolving Credit Facility	25	Estimated fees and expenses, including convertible note hedge transactions	113
Cash and cash equivalents of the Company (as of July 31, 2022)	362	Additional Sierra Wireless compensation payments	29
Cash and cash equivalents of Sierra Wireless (as of June 30, 2022)	127	Cash to the Company’s balance sheet	224
Totals	$ 1,709		$ 1,709

Description of Notes—Conversion rights—Increase in conversion rate upon conversion upon a make-whole fundamental change or notice of sale price redemption

Holders who convert their Notes in connection with a make-whole fundamental change (as defined in the Preliminary Offering Memorandum) occurring prior to the maturity date or convert their Notes called for sale price redemption (or deemed called for sale price redemption) during the related redemption period (as defined in the Preliminary Offering Memorandum) may be entitled to an increase in the conversion rate for the Notes so surrendered for conversion as set forth in the Preliminary Offering Memorandum under the caption “Description of notes—Conversion rights—Increase in conversion rate upon conversion upon a make-whole fundamental change or notice of sale price redemption.”

The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of Notes for each stock price and effective date set forth below:

		Stock price
Effective date	$29.23	$35.00	$37.27	$40.00	$48.45	$60.00	$75.00	$100.00	$125.00	$150.00
October 12, 2022	7.3789	5.0191	4.3574	3.6995	2.3077	1.2827	0.6277	0.1847	0.0350	0.0000
November 1, 2023	7.3789	5.0191	4.3574	3.6763	2.2204	1.1835	0.5491	0.1447	0.0203	0.0000
November 1, 2024	7.3789	5.0191	4.2726	3.5298	2.0252	1.0085	0.4288	0.0927	0.0054	0.0000
November 1, 2025	7.3789	4.7297	3.9157	3.1378	1.6369	0.7190	0.2601	0.0357	0.0000	0.0000
November 1, 2026	7.3789	4.0017	3.1226	2.3235	0.9614	0.3177	0.0816	0.0015	0.0000	0.0000
November 1, 2027	7.3789	1.7389	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year or 366-day year, as applicable.

•	If the stock price is greater than $150.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described in the Preliminary Offering Memorandum), no additional shares will be added to the conversion rate.

•	If the stock price is less than $29.23 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described in the Preliminary Offering Memorandum), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of Notes exceed 34.2114 shares of our common stock, subject to adjustment in the same manner as the conversion rate as set forth in the Preliminary Offering Memorandum under the caption “Description of notes—Conversion rights—Conversion rate adjustments.”

__________________

This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the Notes, the guarantees, the common stock issuable upon conversion of the Notes, if any, or the offering thereof. This communication does not constitute an offer to sell or the solicitation of an offer to buy any Notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Notes, the guarantees and any shares of common stock issuable upon conversion of the Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and may not be offered or sold within the United States or any other jurisdiction, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The initial purchasers are initially offering the Notes only to persons reasonably believed to be qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act.

The Notes and any shares of common stock issuable upon conversion of the Notes are not transferable except in accordance with the restrictions described under “Notice to investors; transfer restrictions” in the Preliminary Offering Memorandum.

A copy of the Preliminary Offering Memorandum for the offering of the Notes may be obtained by contacting your sales representative at J.P. Morgan Securities LLC.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Annex C

Form of Opinion of Counsel for the Company

[•], 2022

J.P. Morgan Securities LLC

As Representative of the

several Initial Purchasers

referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

We have acted as special counsel for Semtech Corporation, a Delaware corporation (the “Company”), in connection with the Purchase Agreement dated [•], 2022 (the “Purchase Agreement”) with you and the several initial purchasers listed in Schedule 1 thereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), the Company and the guarantors party thereto (the “Guarantors”) under which you and such other Initial Purchasers have agreed to purchase from the Company $[250,000,000] aggregate principal amount of its [•]% Convertible Senior Notes due 2027 (the “Notes”). [The Notes include [$37,500,000] aggregate principal amount of the Company’s [•]% Convertible Senior Notes due 2027 to be purchased pursuant to the Initial Purchasers’ option to purchase additional Notes provided for by the Purchase Agreement.] The Securities are to be issued pursuant to the provisions of the Indenture dated as of [•], 2022 (the “Indenture”) among the Company, the Guarantors and U.S. Bank Trust Company, National Association, as trustee, and are convertible on the terms set forth in the Indenture into up to $1,000 cash per $1,000 principal amount of Notes and, with respect to the portion of the Company’s conversion obligation in excess of the principal amount of the converted Notes, shares of common stock, $0.01 par value per share (the “Underlying Securities”), of the Company, cash or a combination of cash and Underlying Securities, at the Company’s election. The Notes will be guaranteed by each of the Guarantors (the “Guarantees” and, together with the Notes, the “Securities”).

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We have also participated in the preparation of the preliminary offering memorandum dated [•], 2022 (the “Preliminary Offering Memorandum”) and the final offering memorandum dated [•], 2022, other than the documents incorporated by reference therein (the “Incorporated Documents”), relating to the Securities and have reviewed the Incorporated Documents.  The final offering memorandum, including the Incorporated Documents, is hereinafter referred to as the “Final Memorandum.” The Preliminary Offering Memorandum, including the Incorporated

Documents, together with the pricing term sheet attached as Annex B to the Purchase Agreement (the “Pricing Term Sheet”), is hereinafter referred to as the “Disclosure Package.”

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed with or submitted to the Securities and Exchange Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company and the Guarantors that we reviewed were and are accurate and (vii) all representations made by the Company and the Guarantors as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

1.	The Company and each Guarantor organized under the laws of the State of Delaware or California (each, a “Covered Guarantor”) is validly existing as a corporation and in good standing under the laws of the State of Delaware or California, as applicable, and the Company has corporate power and authority to issue the Securities, to enter into the Purchase Agreement and the Indenture and to perform its obligations thereunder.

2.	The Purchase Agreement has been duly authorized, executed and delivered by the Company and each Covered Guarantor.

3.	The Notes have been duly authorized and executed by the Company and, when executed by the Trustee and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to the Purchase Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Notes are to be issued; provided that we express no opinion as to (w) the enforceability of any waiver of rights under any usury or stay law, (x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above, (y) the validity, legally binding effect or enforceability of any provision in the Notes that requires or relates to adjustments to the conversion rate at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest.

4.	The Underlying Securities initially issuable upon conversion of the Notes have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable.

5.	The Indenture has been duly authorized, executed and delivered by the Company and each Covered Guarantor and, assuming the due authorization, execution and delivery by each Guarantor other than the Covered Guarantors, the Indenture is a valid and binding agreement of the Company and each Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability; provided that we express no opinion as to (w) the enforceability of any waiver of rights under any usury or stay law, (x) (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of any Guarantor’s obligation, (y) the validity, legally binding effect or enforceability of Section [14.03] of the Indenture or any related provision in the Securities that requires or relates to adjustments to the conversion rate at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

6.	It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Final Memorandum to register the Securities under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to any subsequent offer or resale of any Security or Underlying Security.

7.	Neither the Company nor any Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

8.	The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Indenture, the Notes, and the Purchase Agreement (collectively, and together with the Guarantees, the “Documents”) and the execution and delivery by each Guarantor of, and the performance by each Guarantor of its obligations under, the Documents will not contravene (i) any provision of the statutory laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents, or the General Corporation Law of the State of Delaware provided that we express no opinion as to federal or state securities laws, (ii) the certificate of incorporation or by-laws of the Company or any Covered Guarantor, or (iii) any agreement that is specified in Annex A hereto (the “Specified Agreements”).

9.	No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents, or the General Corporation Law of the State of Delaware is required for the execution, delivery and performance by the Company or each Guarantor of its respective obligations under the Documents, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion in this paragraph.

We have considered (i) the statements included in the Disclosure Package under the caption “Description of notes,” as supplemented by the information set forth in the Pricing Term Sheet, and in the Final Memorandum under the caption “Description of notes,” insofar as they summarize provisions of the Indenture and the Securities and (ii) the statements included in the Disclosure Package and the Final Memorandum under the caption “Description of capital stock,” insofar as they summarize provisions of the Underlying Securities.  In our opinion, such statements fairly summarize these provisions in all material respects. The statements included in the Disclosure Package and the Final Memorandum under the caption “Certain U.S. federal income tax considerations,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, in our opinion are accurate in all material respects.

In rendering the opinions in paragraphs (2) through (5) above, we have assumed that each party to the Documents has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization (other than as expressly set forth in paragraph (1) above). In addition, we have assumed that (i) the execution, delivery and performance by each party thereto of each Document to which it is a party, (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party, provided that we make no such assumption to the extent that we have specifically opined as to such matters with respect to the Company and each Guarantor, and (ii) each Document (other than the Purchase Agreement) is a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of the Company and each Guarantor).

In rendering the opinions set forth in paragraph (6) above, we have assumed the accuracy of, and compliance with, the representations, warranties and covenants of the Company, the Guarantors and the Initial Purchasers in the Purchase Agreement relating to the offering and the initial resale of the Securities.

With respect to our opinion in clause (iii) of paragraph (8) above, (i) we express no opinion with respect to a breach or default under the Specified Agreements that would occur only upon the happening of a contingency, (ii) we express no opinion as to compliance with any financial or accounting test, or any limitation or restriction expressed as a dollar (or other currency) amount, ratio or percentage in any Specified Agreement and (iii) we have not reviewed, and express no opinion with respect to, documents other than the Specified Agreements, irrespective of whether they secure, support or otherwise relate to or are referred to in the Specified Agreements.

We are members of the Bars of the States of New York and California, and the foregoing opinion is limited to the laws of the State of New York, the State of California, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, except that we express no opinion as to any law, rule or regulation that is applicable to the Company or the Guarantors, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

This opinion is rendered solely to you and the other several Initial Purchasers in connection with the Purchase Agreement.  This opinion may not be relied upon by you or the other several Initial Purchasers for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Initial Purchasers) or furnished to any other person without our prior written consent.

Very truly yours,

Annex A

Specified Agreements

1.	Second Amended and Restated Credit Agreement, dated as of November 7, 2019, among Semtech Corporation, the guarantors party thereto, the lenders party thereto and HSBC Bank USA, National Association, as administrative agent for the secured parties, swing line lender and L/C issuer.

2.	First Amendment to Second Amended and Restated Credit Agreement, dated as of August 11, 2021, among Semtech Corporation, the guarantors party thereto, the lenders party thereto and HSBC Bank USA, National Association, as administrative agent for the secured parties, swing line lender and L/C issuer.

3.	Second Amendment to Second Amended and Restated Credit Agreement, dated as of September 1, 2022, by and among Semtech Corporation, the guarantors party thereto, the lenders party thereto and HSBC Bank USA, National Association, as administrative agent for the secured parties, swing line lender and L/C issuer.

[•], 2022

J.P. Morgan Securities LLC

As Representative of the

several Initial Purchasers

referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

We have acted as special counsel for Semtech Corporation, a Delaware corporation (the “Company”), in connection with the Purchase Agreement dated [•], 2022 (the “Purchase Agreement”) with you and the several initial purchasers listed in Schedule 1 thereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), the Company and the guarantors party thereto (the “Guarantors”) under which you and such other Initial Purchasers have agreed to purchase from the Company $[250,000,000] aggregate principal amount of its [•]% Convertible Senior Notes due 2027 (the “Notes”). [The Notes include $[37,500,000] aggregate principal amount of the Company’s [•]% Convertible Senior Notes due 2027 to be purchased pursuant to the Initial Purchasers’ option to purchase additional Notes provided for by the Purchase Agreement.] The Notes will be guaranteed by each of the Guarantors (the “Guarantees” and, together with the Notes, the “Securities”).

We have participated in the preparation of the preliminary offering memorandum dated [•], 2022 (the “Preliminary Offering Memorandum”) and the final offering memorandum dated [•], 2022, other than the documents incorporated by reference therein (the “Incorporated Documents”), relating to the Securities, and have reviewed the Incorporated Documents.  The final offering memorandum, including the Incorporated Documents, is hereinafter referred to as the “Final Memorandum.”  The Preliminary Offering Memorandum, including the Incorporated Documents, together with the pricing term sheet attached as Annex B to the Purchase Agreement (the “Pricing Term Sheet”), is hereinafter referred to as the “Disclosure Package.”

We have, without independent inquiry or investigation, assumed that all documents filed with or submitted to the Securities and Exchange Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information.  Furthermore, many determinations involved in the preparation of the Final Memorandum and the Disclosure Package are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.  As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Final Memorandum or the Disclosure Package, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Final Memorandum or the Disclosure Package under the captions “Description of notes” (in the case of the Disclosure Package, as supplemented by the information set forth in the Pricing Term Sheet), “Description of capital stock” and “Certain U.S. federal income tax considerations”).  However, in the course of our acting as counsel to the Company in connection with the preparation of the Final Memorandum and the Disclosure Package, we have generally reviewed and discussed with your representatives and your counsel and with certain officers and employees of, and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification.  We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above, nothing has come to our attention that causes us to believe that:

(a)	at 4:30 P.M. New York City time on the date of the Purchase Agreement, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(b)	the Final Memorandum as of its date or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Initial Purchasers, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Disclosure Package or the Final Memorandum. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

This letter is delivered solely to you and the other several Initial Purchasers in connection with the Purchase Agreement. This letter may not be relied upon by you or the other several Initial Purchasers for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Initial Purchasers) or furnished to any other person without our prior written consent.

Very truly yours,

Exhibit A

FORM OF LOCK-UP AGREEMENT

October 6, 2022

J.P. MORGAN SECURITIES LLC

As Representative of

the several Initial Purchasers listed in

Schedule 1 to the Purchase

Agreement referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Re:	SEMTECH CORPORATION--- Rule 144A Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representative of the several Initial Purchasers, propose to enter into a Purchase Agreement (the "Purchase Agreement") with Semtech Corporation, a Delaware corporation (the "Company"), and the guarantors listed on Schedule 2 thereto, providing for the purchase and resale (the "Placement") by the several Initial Purchasers named in Schedule 1 to the Purchase Agreement (the "Initial Purchasers"), of Convertible Senior Notes due 2027 of the Company (the "Securities"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

In consideration of the Initial Purchasers’ agreement to purchase and make the Placement of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC on behalf of the Initial Purchasers, the undersigned will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 45 days after the date of the final offering memorandum relating to the Placement (the “Offering Memorandum”), (such period, the “Restricted Period”) (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $0.01 per share par value, of the Company (the "Common Stock") or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange

Commission and securities which may be issued upon exercise or settlement of a stock option or warrant, restricted stock units, restricted stock or other equity-based awards) (collectively with the Common Stock, the “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing.  The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-up Securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may:

(a)  transfer the undersigned’s Lock-Up Securities:

(i) as a bona fide gift or gifts, or for bona fide estate planning purposes,

(ii) by will or intestacy,

(iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

(iv) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above,

(vi) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement,

(vii) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee,

(viii)  as part of a sale of the undersigned’s Lock-Up Securities acquired in open market transactions after the closing date for the Placement,

(ix) to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Time of Sale Information and the Offering Memorandum or the documents incorporated by reference therein, or

(x) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement;

provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v) and (vi), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the Representative a lock-up letter in the form of this Letter Agreement, (B) in the case of any transfer or distribution pursuant to clause (a) (i), (ii), (iii), (iv), (v), (viii) and (ix), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above) and (C) in the case of any transfer or distribution pursuant to clause (a)(vii) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

(b)  exercise outstanding options, settle restricted stock units or other equity awards or exercise warrants pursuant to plans described in the Time of Sale Information and the Offering Memorandum or the documents incorporated by reference therein; provided that any Lock-up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement;

(c) convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of Common Stock or warrants to acquire shares of Common Stock; provided that any such shares of Common Stock or warrants received upon such conversion shall be subject to the terms of this Letter Agreement; and

(d) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period and (2) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan, in each case during the Restricted Period.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Initial Purchasers have not provided any recommendation or investment advice nor have the Initial Purchasers solicited any action from the undersigned with respect to the Placement of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representative may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Placement, the Representative and the other Initial Purchasers are not making a recommendation to you to enter into this Letter Agreement, and nothing set forth in such disclosures is intended to suggest that the Representative or any Initial Purchaser is making such a recommendation.

The undersigned understands that, if the Purchase Agreement does not become effective by October 31, 2022, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.  The undersigned understands that the Initial Purchasers are entering into the Purchase Agreement and proceeding with the Placement in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

Exhibit B

LOCK-UP PARTIES

Rockell N. Hankin

Martin S.J. Burvill

Rodolpho C. Cardenuto

Bruce C. Edwards

Saar Gillai

Ye Jane Li

James T. Lindstrom

Paula LuPriore

Sylvia Summers

Mohan R. Maheswaran

Emeka N. Chukwu

Gary M. Beauchamp

Marc Pégulu

Asaf Silberstein

Michael W. Rodensky

John Michael Wilson

Julie Anne McGee

Charles B. Ammann

Madhusudhan Rayabhari

Norris B. Powell